UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005
POLYMEDICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

11 State Street, Woburn, Massachusetts		01801

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (781) 933-2020
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.
     On September 30, 2005, PolyMedica Corporation (the “Corporation”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Amerifit Nutrition, Inc. pursuant to which the Corporation sold its Woburn-based Women’s Health Products Division and the property located at 11 State Street, Woburn, Massachusetts (the “Transaction”). The Transaction closed on September 30, 2005, and was subject to customary closing conditions, including regulatory approval from the U.S. Drug Enforcement Administration.
     The consideration received by the Corporation in the Transaction, which was determined as a result of arms’-length negotiations, consisted of cash in the amount of approximately $45,000,000. The purchase price is subject to adjustment after the closing date based on the adjusted net working capital of the Women’s Health Products Division as of the closing date.
Item 8.01. Other Events.
     On October 3, 2005, the Corporation issued a press release announcing the divestiture of its Woburn-based Women’s Health Products Division. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION

Date: October 6, 2005	By:	/s/ Keith Jones

Keith Jones
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 3, 2005